Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

DraftKings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Secondary Offering: Class A common stock, par value $0.0001 per share	Rules 457(c) and 457(r)	7,507,817(2)	$35.14(3)	$263,824,689.38(3)	$147.60 per $1,000,000	$38,940.52
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities	—	—	—	—		—		—
	Total Offering Amounts					$263,824,689.38		$38,940.52
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$38,940.52

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) of DraftKings Inc. (the “Registrant”) registered hereunder also include such indeterminate number of shares of Class A common stock as may be offered or issued in connection with any stock split, stock dividend, or similar transaction. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities.

(2)	Consists of 7,507,817 shares of Class A common stock registered pursuant to this prospectus supplement to be offered by the selling stockholders named herein.

(3)

Estimated solely for the purpose of calculating the registration fee calculated in accordance with Rules 457(c) and 457(r) under the Securities Act and represents deferred payment of the registration fees in connection with Registrant’s registration statement on Form S-3ASR (Reg. No. 333-280043) paid with the filing of this prospectus supplement. The aggregate offering price is the average of the high and low prices of the Registrant’s Class A common stock as reported on the NASDAQ Global Select Market on June 3, 2024, which date is within five business days prior to the filing of this prospectus supplement.